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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                August 8, 2000
               Date of Report (Date of earliest event reported):

                              SOFTWARE.COM, INC.
            (Exact name of registrant as specified in its charter)
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
          Delaware                          000-26379                        77-0392373
(State or other jurisdiction               (Commission                      (IRS Employer
      of incorporation)                    File Number)                 Identification Number)
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                              525 ANACAPA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                   (Address of principal executive offices)

                                (805) 882-2470
              Registrant's telephone number, including area code

                                      N/A
         (Former name or former address, if changed since last report)

________________________________________________________________________________
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ITEM 5.   OTHER EVENTS

     On August 8, 2000, Software.com, Inc., a Delaware corporation
("Software.com"), and Phone.com, Inc., a Delaware corporation ("Phone.com"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the two companies intend to combine in a merger of equals.

     Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of Software.com and Phone.com), Silver Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Phone.com ("Merger Sub"), will be merged with and into Software.com (the "Merger"). At the effective time of the Merger, the separate existence of Merger Sub will cease and Software.com will continue as the surviving corporation and as a wholly-owned subsidiary of Phone.com. In connection with the Merger, holders of outstanding shares of Software.com common stock will receive, in exchange for each share of Software.com common stock held by them, 1.6105 (the "Exchange Ratio") shares of Phone.com common stock. In addition, Phone.com will assume all options outstanding under Software.com's existing stock option plans, and each option will be or will later become exercisable for shares of Phone.com common stock rather than shares of Software.com common stock, in an amount adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal
Revenue Code of 1986, as amended, and is expected to be treated as a pooling-of-interests for financial accounting purposes, in accordance with generally accepted accounting principles.

     In connection with the Merger Agreement, Software.com and Phone.com entered into Stock Option Agreements dated as of August 8, 2000, pursuant to which Phone.com has the right, under certain circumstances, to purchase up to 9,724,460 shares of Software common stock at a price of $125.7197 per share (the
"Option Agreement") and Software.com has the right, under certain circumstances, to purchase up to 16,516,497 shares of Phone.com common stock at a price of $78.0625 per share. In addition, certain significant stockholders of Software.com have entered into Voting Agreements with Phone.com dated as of August 8, 2000 (the "Voting Agreements"), pursuant to which the stockholder has agreed to vote the shares of Software.com common stock beneficially owned by the stockholder in favor of adoption of the Merger Agreement. Certain significant stockholders of Phone.com also entered into Voting Agreements with Software.com dated as of August 8, 2000, pursuant to which the stockholder has agreed to vote the shares of Phone.com common stock beneficially owned by the stockholder in favor of the issuance of Phone.com common stock in the Merger and an amendment to Phone.com's Certificate of Incorporation to change Phone.com's name in connection with the Merger.

     In addition, the Board of Directors of Software.com has approved the adoption of a stockholders' rights plan. Under the Preferred Stock Rights
Agreement (the "Rights Agreement"), the Software.com Board of Directors declared a dividend of one right (a "Right") to purchase one one-thousandth of a share of the Company's Series A Participating Preferred Stock, $0.001 par value ("Series
A Preferred"), for each outstanding share of Software.com common stock. The dividend is expected to be payable on August 24, 2000 to stockholders of record as of the close of business on that date. The Rights are not currently exercisable. Under certain conditions, each Right entitles the

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registered holder to purchase from Software.com one one-thousandth of a share of
Series A Preferred at an exercise price of Six Hundred Dollars ($600.00) (the
"Exercise Price"), subject to adjustment. If an acquiror (an "Acquiring Person") obtains 15% or more of Software.com common stock (other than pursuant to a tender offer deemed adequate and in the best interests of Software.com and its stockholders by the Software.com Board of Directors and other than by Phone.com pursuant to the Merger Agreement, the Option Agreement or the Voting
Agreements), then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the Exercise
Price, a number of shares of Software.com's Common Stock having a then current market value of twice the Exercise Price. If, after an Acquiring Person obtains
15% or more of the Software.com common stock, (a) Software.com merges into another entity, (b) an acquiring entity merges into Software.com or (c)
Software.com sells more than 50% of Software.com's assets or earning power, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of Software.com common stock of the person engaging in the transaction having a then current market value of twice the Exercise Price. Under certain conditions, the rights may be redeemed by Software.com's Board of Directors, in whole, but not in part, at a price of $0.001 per right. The rights have no voting privileges and will attach to and automatically trade with the Software.com common stock. The rights expire on the earlier of the 10-year anniversary of the adoption of the Software.com Preferred Stock Rights
Agreement, the exchange or redemption of the rights, or the effectiveness of the Merger.

     Mr. Donald J. Listwin, Executive Vice President of Cisco Systems, will serve as the President and Chief Executive Officer of the combined company.

     A copy of the Merger Agreement and the exhibits attached thereto are filed herewith as Exhibits 2.1. Such exhibit is hereby incorporated by reference herein and the foregoing description is qualified in its entirety by reference to such exhibit.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger dated as of August 8, 2000, by and among Phone.com, Inc., a Delaware corporation, Silver Merger Sub, Inc., a
          Delaware corporation and a wholly-owned subsidiary of Phone.com, Inc., and Software.com, Inc., a Delaware corporation.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2000                  SOFTWARE.COM, INC.

                                       /S/ CRAIG A. SHELBURNE
                                       __________________________________
                                       Craig A. Shelburne
                                       Senior Vice President and General Counsel

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                               INDEX TO EXHIBITS
                               -----------------

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
Exhibit
Number      Description of Document
------      -----------------------
  2.1       Agreement and Plan of Merger dated as of August 8, 2000, by and among Phone.com, Inc., a Delaware corporation, Silver Merger Sub,
            Inc., a Delaware corporation and a wholly-owned subsidiary of
            Phone.com, Inc., and Software.com, Inc., a Delaware corporation.

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